UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2006

LIPID SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-497	43-0433090
(State or other jurisdiction of	(Commission File Number)	(I.R.S Employer Identification No.)
incorporation)

7068 Koll Center Parkway, Suite 401, Pleasanton, California	94566
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (925) 249-4000

(Former name or former address, if changed since last report.)  N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 1, 2006, Lipid Sciences, Inc. (the “Company”) entered into agreements with several existing shareholders that provide the Company, with respect to each shareholder, an irrevocable proxy to vote the shareholder’s shares of the Company’s common stock and a one time 120 day market standoff commencing upon notice from the Company.  The agreements cover an aggregate of 4,231,421 shares of the Company’s outstanding common stock held by the shareholders.  Under the agreements, the Company agreed to remove certain preexisting restrictions which limit the transfer of the shares held by the shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lipid Sciences, Inc.

Date: November 1, 2006	By:	/s/ Sandra Gardiner
Sandra Gardiner
Chief Financial Officer